UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report: April 3, 2006

MIVA, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

5220 Summerlin Commons Boulevard
Fort Myers, Florida 33907
(239) 561-7229
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

     In connection with the resignations of Mr. Craig Pisaris-Henderson as Chairman and Chief Executive Officer, and Mr. Phillip Thune as President, described in Item 5.02 below, on April 6, 2006, MIVA, Inc. (the “Company”) entered into resignation agreements with each of Messrs. Pisaris-Henderson and Thune. A copy of the resignation agreement with Mr. Pisaris-Henderson is attached as Exhibit 10.1. A copy of the resignation agreement with Mr. Thune is attached as Exhibit 10.2. Pursuant to the resignation agreements, the Company and Messrs. Pisaris-Henderson and Thune agreed that their resignations would be treated as terminations for “Good Reason” under their Amended and Restated Employment Agreements with the Company dated September 20, 2002.

     Under their employment agreements, Messrs. Pisaris-Henderson and Thune may terminate their employment with the Company for “Good Reason” upon giving thirty days advance written notice to the Company. In the event of a termination of employment for “Good Reason”, Messrs. Pisaris-Henderson and Thune are each entitled to receive: (i) the earned but unpaid portion of their Basic Salaries (for Mr. Pisaris-Henderson, equal to $420,000 per annum, and for Mr. Thune, equal to $360,000 per annum) and pro rata portion of their bonuses through the date of termination; (ii) an amount equal to two times the sum of their Basic Salaries (thus, for Mr. Pisaris-Henderson, a payment before withholdings of $840,000, and for Mr. Thune, a payment before withholdings of $720,000) plus a “Termination Bonus” equal to the amount of the their respective bonuses for the four fiscal quarters immediately preceding the date of termination (for both Messrs. Pisaris-Henderson and Thune, equal to $0), paid over a period of twelve months after the date of termination; (iii) any other amounts or benefits owing to them under applicable employee benefit, long term incentive, or equity plans and programs of the Company, treated in accordance with the terms of the plans and the stock options and restricted stock units granted to them, which includes accelerated full vesting of any unvested stock options and restricted stock units (for Mr. Pisaris-Henderson, 210,051 restricted stock units will receive accelerated full vesting as of the date of termination, and for Mr. Thune, 163,001 restricted stock units will receive accelerated full vesting on the date of termination), and, for the stock options (for Mr. Pisaris-Henderson, 400,000, and for Mr. Thune, 635,000), remaining exercisable for three months from the date of termination for incentive stock options and six months for non-qualified stock options; and (iv) benefits, (including health, life, disability and pension) as if they were an employee during the twelve-month period after termination.

     On April 6, 2006, the Company and Messrs. Pisaris-Henderson and Thune entered into the resignation agreements, with the entitlements due under the employment agreements, stock option agreements and restricted stock unit agreements modified as follows: (i) the amounts equal to two times the sum of Basic Salary, less applicable withholdings, will be paid in two lump-sum payments, the first on November 6, 2006, and the second on January 2, 2007, instead of over a period of twelve months; (ii) restricted stock units held by Messrs. Pisaris-Henderson and Thune will immediately vest and be converted to common stock on a net basis, that is, the Company will withhold shares to cover withholding taxes incurred upon vesting; (iii) the original date before which Messrs. Pisaris-Henderson and Thune must exercise certain stock options (for Mr. Pisaris-Henderson, 150,000, and for Mr. Thune, 250,000), either three or six months after the date of termination, depending on the particular award agreement, will be extended to December 31, 2006, for the options that were to expire three months after the date of termination and February 15, 2007, for the options that were to expire six months after the date of termination; and (iv) the Company will permit Messrs. Pisaris-Henderson and Thune to exercise their stock options on a net issuance basis, that is, the Company will withhold shares to cover the option exercise price plus shares to cover withholding taxes incurred upon exercise), provided that, for the options described in (iii) of this paragraph, the fair market value of a share of the Company’s common stock does not exceed $10.00 on the date of exercise. No payments will be made by the Company to Messrs. Pisaris-Henderson and Thune pursuant to the bonus provisions of their employment agreements. In addition, pursuant to the resignation agreements, the Company has agreed to indemnify, subject to limitations imposed by Section 409A of the Internal Revenue Code of 1986, as amended, Messrs. Pisaris-Henderson and Thune pursuant to the terms of their employment agreements as to pending securities class action and shareholder derivative lawsuits. Under their respective resignation agreements, each of Messrs. Pisaris-Henderson and Thune have agreed not to compete against the Company, or solicit the Company’s employees for a period of one year following the date of termination. The Company and Messrs. Pisaris-Henderson and Thune have executed general releases and waivers in favor of each other. Both Messrs. Pisaris-Henderson and Thune will remain employed by the Company and be available for service as the Company may determine until May 3, 2006, the date that is the end of their thirty-day notice period pursuant to termination for “Good Reason” in their employment agreements.

     The foregoing description is qualified in its entirety by reference to the resignation agreements, which are attached as Exhibits 10.1 and 10.2 and incorporated herein by reference.

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

           Effective April 3, 2006, Mr. Pisaris-Henderson resigned from his position as Chairman and Chief Executive Officer, and Mr. Thune resigned from his position as President. A copy of the Company’s April 4, 2006, press release announcing the resignations of Messrs. Pisaris-Henderson and Thune is being furnished herewith as Exhibit 99.1. Messrs. Pisaris-Henderson and Thune will continue to serve as directors on the Company’s Board of Directors.

     On April 3, 2006, the Company’s Board of Directors appointed the Company’s then Chief Operating Officer, Peter A. Corrao, as Chief Executive Officer. The Company’s Board of Directors also named Larry Weber, a director, as the non-executive Chairman. Sebastian Bishop will assume the role of President in addition to continuing to serve as the Company’s Chief Marketing Officer and a director.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Resignation Agreement dated as of April 6, 2006, by and between MIVA, Inc. and Craig Pisaris-Henderson

10.2	Resignation Agreement dated as of April 6, 2006, by and between MIVA, Inc. and Phillip Thune

99.1	Press Release, dated April 4, 2006, entitled “MIVA Appoints Peter A. Corrao CEO; Larry Weber Appointed Chairman.”

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Date: April 7, 2006	By:	/s/ Peter A. Corrao

Peter A. Corrao Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Resignation Agreement dated as of April 6, 2006, by and between MIVA, Inc. and Craig Pisaris-Henderson

10.2	Resignation Agreement dated as of April 6, 2006, by and between MIVA, Inc. and Phillip Thune

99.1	Press Release, dated April 4, 2006, entitled “MIVA Appoints Peter A. Corrao CEO; Larry Weber Appointed Chairman.”